Exhibit 10.12(b)
MEDIACOM COMMUNICATIONS CORPORATION
DIRECTOR STOCK OPTION
Under The
NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN
Mediacom Communications Corporation, a Delaware corporation (the “Company”), hereby grants to        (the “Optionee”) an option (the “Option”) to purchase a total of        shares of the Company’s Class A Common Stock, par value $.001 per share (the “Optioned Shares”), at the price determined as provided herein, and in all respects subject to the terms of the Company’s Non-Employee Directors Equity Incentive Plan (as amended from time to time in accordance with its terms, the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms are intended to have the meanings given to them in the Plan.
1. Nature of the Option. The Option is a nonstatutory option and is not intended to qualify as an “incentive stock option,” as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. Except as otherwise expressly provided in this Agreement, the Option and its vesting and exercise are subject to all applicable terms of the Plan. This instrument constitutes the “Award Agreement” for the Option contemplated by the Plan.
2. Option Price. The Option Price is        for each Optioned Share.
3. Grant Date. The Grant Date of the Option is       .
4. Term of Option. The Option and the Option Term shall expire and terminate on the tenth anniversary of the Grant Date, unless sooner terminated in accordance with this Agreement or the Plan.
5. Vesting and Exercisability. Subject to the terms of the Plan, the Option shall become vested and exercisable cumulatively in two equal installments of [      ] Optioned Shares each on the first and second anniversaries of the Grant Date, provided that no Termination of Affiliation occurs before the relevant anniversary date. To the extent the Option is vested and exercisable immediately before the Optionee’s Termination of Affiliation (or on account of Termination of Affiliation due to death or disability as provided in Section 5.3(a)(i) of the Plan), the Option shall be remain exercisable for the period specified in Section 5.3(a) of the Plan. To the extent that the Option is not vested and exercisable immediately prior to the Optionee’s Termination of Affiliation, the Option will be forfeited immediately upon Termination of Affiliation as provided in Section 5.3(a).
6. Method of Exercise and Payment. The Option shall be exercisable and payment of the exercise shall be made in accordance with Section 6.3(g) of the Plan; provided, however, that the Option may not be exercisable for Deferred Shares in accordance with Section 6.4. Without limiting the generality of the second sentence of Section 1 above, exercise of the Option and delivery of the Optioned Shares issuable upon exercise are subject to Sections 10.5 and 10.9 of the Plan.
7. Transfer of Option is Restricted. Without limiting the generality of the second sentence of Section 1 above, the sale, pledge or other transfer or disposition of the Option or any interest therein is restricted as provided in Section 5.4 of the Plan as though references therein to “Award” were references to the Option.
8. Miscellaneous. This instrument shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, notwithstanding any different choice of law that would otherwise be mandated by the laws of that state or any other jurisdiction. This instrument and the Plan constitute the entire agreement of the Company and the Optionee with regard to the subject matter hereof and all written or oral agreements, representations, warranties, promises or covenants, if any, previously existing between the parties with respect to such subject matter are canceled. Subject to the restrictions on transfer set forth in the Plan, this instrument shall be binding upon Optionee and his or her heirs, legatees, executors, administrators, legal representatives and permitted assigns. No modification of this instrument shall be binding upon the Company unless made by means of a writing signed by the Chief Executive Officer of the Company that specifically states that is the intention of the Company to modify this instrument in the manner expressly provided therein.
IN WITNESS WHEREOF, this instrument has been executed and delivered by the Company as of the Grant Date.

Mediacom Communications Corporation

By:
Name:	Rocco B. Commisso
Title:	Chairman and Chief Executive Officer
The undersigned acknowledges receipt of a copy of the Plan, represents that he or she is familiar with its terms and accepts this Option subject to all of its terms. The undersigned agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this instrument.

By:
Name: